MANAGEMENT AGREEMENT

This letter agreement (the "Agreement") sets forth the services to be provided by **Mark Horrelt** ("Horrelt") to **Cyclon Capital Corporation**, a Delaware corporation (the "Company") and the terms and conditions under which such services shall be performed (the "Engagement").

1. Engagement. Subject to the terms set forth herein, the Company hereby engages Horrelt and retains Horrelt to serve as the Chief Executive Officer of the Company and Horrelt hereby accepts the position of Chief Executive Officer effective as of February 1, 2008 (the "Effective Date").

2. Duties. Horrelt will perform such duties customarily performed by the Chief Executive Officer such other duties as reasonably requested by the Chairman or the Board of Directors of the Company (the "Board"). These duties will include, but not be limited to, managing the affairs of the Company, assisting in strategic planning, carrying out direction from the Board of Directors, assisting in the preparation and signing of U.S. Securities and Exchange Commission filings and certifications required by the Sarbanes-Oxley Act. It is understood that Horrelt has other business interests and responsibilities but that he does not anticipate any significant time conflicts. Such outside interests include, but are not limited to work for or with Anderson Lawyers, Spain. Horrelt will not accept any significant new engagements that will not allow for devotion of the time and attention necessary to fulfill these duties to the Company.

3. Term. The term of Horrelt's Engagement hereunder shall commence on the Effective Date and shall continue on a year-to-year basis until terminated by either party upon sixty (60) days prior written notice to the other party. In the event of termination of this agreement by the Company, the Company shall pay Horrelt the equivalent of three (3) months of compensation, as set forth in Section 3 below. Payment shall be made within fifteen (15) days from the date of termination. The Company shall also reimburse Horrelt for any expenses incurred prior to termination in accordance with Section 6 below.

4. Compensation. The Company shall make monthly management fee payment of ten thousand dollars (U.S.) ($10,000) to Horrelt, in arrears, on the 1st day of each month. In further consideration of others services to be rendered under this Agreement, Horrelt shall be paid through issuance of five thousand (5,000) restricted common stock of the Company per month. These shares shall be issued by a resolution of the Board of Directors.

5. Bonus and Stock Options. In further consideration of the services to be rendered under this Agreement, Company hereby grants Horrelt a Stock Option. Horrelt shall have an option to purchase up to 100,000 registered shares of Company's Common Stock, prior to January 1, 2010, at an exercise price per shares to be established by the Board. The Stock Option shall be fully vested on the Effective Date. Said Stock Option shall be formalized in a separate Option Agreement between Company and Horrelt.

6. Expense Reimbursement. Horrelt shall be entitled to the use of a Company credit and/or debit card for expenses incurred on behalf of the Company, and the Company shall pay the expenses incurred on such card(s) directly. Horrelt shall be entitled to the use of a Company mobile phone, which usage shall be paid directly by the Company. For any expenses not paid

directly by the Company or charged to a Company credit or debit card, in the meantime, Horrelt will be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Company or paid by Horrelt on behalf of the Company including, but not limited to, use of office space, reproduction, typing, computer usage, mobi8le telephone, employees, legal counsel (including legal counsel retained to negotiate and draft this Agreement) and other similar direct expenses and any and all taxes (other than state, local and federal income taxes) on any of the foregoing, provided, however, that such out-of-pocket expenses shall not exceed $1,000 per month without Board approval. Expenses for ordinary course travel on Company business will not be subject to the $1,000 monthly limitation.

Horrelt will be reimbursed within 30 days of submission of reasonable documentation for such expenses. In no event, will Horrelt be reimbursed later than thirty (30) days following the close of the calendar year in which such expenses were incurred. It is agreed by signatories that if the company progresses in a favorable fashion, parties may renegotiate positive financial benefits for Horrelt at that time.

7. Deferred Compensation. Any nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable under this Agreement on account of the completion or termination of the Engagement shall be delayed to the minimum extent and in the minimum amount necessary so as to comply with Section 409A and the regulations thereunder; provided, however, that the bonus set forth in Section 5 shall be paid immediately if there is a change of control within the meaning of Section 409A of the Internal Revenue Code regardless of whether there is a termination.

8. Benefits and Taxes. Horrelt shall be entitled to any benefits paid by the Company to its employees. Horrelt shall be solely responsible for any tax consequences applicable to Horrelt by reason of this Agreement and the services performed hereunder. The Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to Horrelt's performance of management services hereunder. Horrelt agrees to indemnify and hold the Company harmless for any taxes, interest or penalties imposed upon the Company arising from or in connection with the Engagement.

9. Confidential Information, Rights and Duties.

(a) Horrelt specifically agrees that he shall not at any time, either during or subsequent to the term of the Engagement, in any fashion, form or manner, either directly or indirectly, unless expressly consented to in writing by the Company, use, divulge, disclose or communicate to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, including, but not limited to: the Company's sales and marketing methods, programs and related data, or other written records used in the Company's business; the Company's computer processes, programs and codes; the names, addresses, buying habits or practices of any of its clients or customers; compensation paid to other employees and independent contractors and other terms of any employment or contractual relationships; or any other confidential information of, about or concerning the business of the Company, its manner of operations, or other data of any kind, nature or description. The parties to this Agreement hereby stipulate that, as between them, the above information and items are important, material and confidential trade secrets that affect the successful conduct of the Company's business and its good will, and that any breach of any term of this section is a material breach of this Agreement.

All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists or other written and graphic records, and the like, including tangible or intangible computer programs, records and data, affecting or relating to the business of the Company, which Horrelt might prepare, use, construct, observe, posses or control, shall be and shall remain the Company's sole property.

(b) For purposes of this Agreement, the term "confidential information" shall not include any information that: (i) has been made public by the Company (other than by acts of Horrelt in violation of this Agreement or other obligation of confidentiality); (ii) Horrelt is legally compelled to disclose; provided that Horrelt notifies the Company of such proposed disclosure in as far in advance of its disclosure as is practicable and uses his best efforts to obtain assurances that confidential treatment will be accorded to such information; or (iii) is otherwise publicly available other than through disclosure by a party in breach of a confidentiality obligation with respect thereto.

(c) Any wrongful interference with the Company's business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by Horrelt or any of their agents after the term of the Engagement shall be treated and acknowledged by the parties as a material breach of this Agreement.

(d) Horrelt's duties under this Section 9 shall survive termination of the Engagement. Horrelt acknowledges that a remedy at law for any breach or threatened breach by Horrelt of the provisions of this Section 9 would be inadequate, and Horrelt agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

10. <u>Indemnification and D&O Insurance</u>. The Company shall indemnify, forever defend, and hold Horrelt free and harmless from any and all liabilities, assessments, obligations, debts, damages, fees, fines, penalties, interest, judgments, liens or other claims that may ever be claimed to exist against Horrelt as a result of Horrelt's work on behalf of Company and/or as a result of Horrelt executing this Agreement, except to the extent resulting from Horrelt's gross negligence or willful misconduct.

The Company shall enter into an indemnification agreement with Horrelt in the form entered into with each of the Company's officers and directors. Such indemnification Agreement shall be effective upon the Effective Date. The Company will furnish Horrelt with a copy of its current D&O liability policy and will agree to consult with Horrelt if the Company intends to decrease the coverage currently provided.

11. <u>Dispute Resolution</u> In the instance of a dispute between the Company and Horrelt that is incapable of being resolved by them to their mutual satisfaction, after good faith resolution negotiations, and within thirty (30) days of the formal notification from Horrelt or Company of such dispute, the complaining Horrelt shall have the right to seek such remedies as are available at law and in equity, as shall the Company. In the event of any breach of this Agreement, the provisions of this Agreement may be enforceable in a court of equity by a decree of specific performance. Any equitable remedy shall not be exclusive and shall be in addition to any other remedy available.

12. General Provisions.

(a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy, to the Company at its primary office location and to Horrelt at the following address: ________________________________

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein or therein

(c) Waiver. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

(d) Complete Agreement. This Agreement, the stock option agreement and the indemnification agreement to be effective upon the Effective Date constitute the entire agreement between Horrelt and the Company and it is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between Horrelt and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and it cannot be modified or amended except in a writing signed by Horrelt and the Chairman of the Board.

(e) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement or plan.

(f) Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or thereof nor to affect the meaning thereof.

(g) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Horrelt and the Company and their respective successors, assigns, heirs, executors and administrators, except that Horrelt may not assign any of their duties hereunder and may not assign any of their rights hereunder without the written consent of the Company.

(h) Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action. In no event, will a party entitled to reimbursement be reimbursed later than thirty days following the close of the calendar year in which in such action is finally resolved.

(i) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the Delaware applied to contracts made excluding the rules on conflicts of law.

CYCLON CAPITAL CORPORATION

On Behalf of the Board of Directors DANIEL KILIAN

Agreed to and Accepted:

Mark Horrelt